UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

__________

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (404) 842-2600

              Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 5.02 below is hereby incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014, William M. Adams, Ronald C. Bernard, and Bruce Steinberg resigned as directors of Premier Exhibitions, Inc. (the “Company”), effective immediately.  On the same day,  Jack H. Jacobs and Rick Kraniak were appointed to the Board of Directors of the Company (the “Board”).  Messrs. Jacobs and Kraniak are “independent” directors pursuant to the listing standards of the NASDAQ Stock Market and have been appointed to the Audit Committee of the Board.  Mr. Jacobs qualifies as an  “audit committee financial expert” and will chair the Audit Committee.

Messrs. Jacobs and Kraniak will receive standard non-employee director compensation, as described in the Company’s annual report on Form 10-K/A filed with the Securities and Exchange Commission on June 30, 2014.  Neither Mr. Jacobs nor Mr. Kraniak was selected as a director pursuant to any arrangement or understanding with any other person and neither of them has any other reportable transactions under Item 404(a) of Regulation S-K.

Following the foregoing changes to the composition of the Board, the Company’s Audit Committee currently consists of two members.  As a result, on August 29, 2014, the Company notified the NASDAQ Stock Market LLC that the Company is currently not in compliance with the NASDAQ Listing Rule 5605(c)(2)(A), which requires that the audit committee of a listed company be composed of at least three independent directors.  The Company is currently relying on a 180-day cure period provided by the NASDAQ Listing Rule 5605(c)(4) and expects to add an additional director to the Board in the near term in order to have the Audit Committee composed of three independent directors.

On August 28, 2014, the Board appointed Mr. Samuel S. Weiser as the Executive Chairman of the Company.  Mr. Weiser is currently a director of the Company and will continue to serve in that capacity.  For his biographical information and information regarding related party transactions, please see the Company’s annual report on Form 10-K/A filed with the Securities and Exchange Commission on June 30, 2014.  The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, as amended, that (1) there is no family relationship between Mr. Weiser and any director or executive officer of the Company and (2) there was no arrangement or understanding between Mr. Weiser and any other person pursuant to which he was appointed to his position with the Company.

Mr. Weiser will be paid a salary of $30,000 per month, and his remaining monthly severance payments under his Separation Agreement and Release with the Company, dated June 20, 2014, will be suspended during his service as the Company’s Executive Chairman.  With respect to medical and dental insurance coverage, during Mr. Weiser’s service as the Company’s Executive Chairman, he may elect to either continue to receive health care reimbursement payments under his Separation Agreement and Release with the Company and maintain private medical and dental insurance coverage at his own cost or obtain coverage under the Company’s medical and dental insurance plans paid by the Company, in each case subject to the requirements of applicable law and the terms of the Company’s health insurance plans.  Mr. Weiser will waive all compensation as a member of the Board during his service as Executive Chairman.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2014, the Board amended the Bylaws of the Company, effective immediately, to provide that the Board shall consist of three or more directors as determined from time to time by resolution of the Board.  On the same day, the Board reduced the size of the Board to five directors.  The amended Bylaws are attached hereto as Exhibit 3.1.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	The Amended and Restated Bylaws of Premier Exhibitions, Inc., as last amended as of August 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Samuel S. Weiser
Samuel S. Weiser
Executive Chairman

Date: August 29, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	The Amended and Restated Bylaws of Premier Exhibitions, Inc., as last amended as of August 27, 2014.